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                                                               EXHIBIT 23.1


                       INDEPENDENT AUDITORS' CONSENT


       We consent to the incorporation by reference in the Registration Statement of C-Cube Microsystems Inc. on Form S-8 of our reports dated January 21, 1999, appearing in the Annual Report on Form 10-K of C-Cube Microsystems Inc. for the year ended December 31, 1998.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

San Jose, California
April 2, 1999